UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 13, 2005
                Date of report (Date of earliest event reported)

                        Humphrey Hospitality Trust, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Virginia
                 (State or Other Jurisdiction of Incorporation)

       0-25060                                          52-1889548
(Commission File Number)                     (IRS Employer Identification No.)

         309 North Fifth Street
              Norfolk, NE                               68701
(Address of Principal Executive Offices)             (Zip Code)

                                 (402) 371-2520
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into Material Definitive Agreement.

     On January 13, 2005, Humphrey Hospitality Trust, Inc., a Virginia corporation (the "Company"), entered into a Loan Agreement (the "Agreement") with Great Western Bank, a Nebraska corporation (the "Lender"), to provide to the Company a revolving credit facility through January 13, 2007 (which period may be extended by the Lender for additional one year periods). The aggregate principal amount of loans available to the Company under the Agreement is the lesser of $22,000,000 (to be reduced to $20,000,000 on February 1, 2006) and the borrowing base established by the Agreement. The borrowing base is equal to the lesser of 60% of the total appraised value of a portfolio of 19 hotels securing the loans and the aggregate principal amount of loans available to the Company under the Agreement while maintaining the Company's revolving loan debt service coverage ratio at 1.5 to 1 (as more fully described in the Agreement). The aggregate principal amount of loans outstanding under the Agreement is due on January 13, 2007, unless the term of the facility is extended, in which case such principal is due when the facility terminates. The agreement requires monthly interest payments. The loans made available to the Company through the revolving credit facility bear interest at prime.

     The proceeds of the loans were used to pay off existing indebtedness owed to U.S. Bank National Association, a national banking association ("U.S. Bank"), through a revolving credit facility and term loan, and to provide operating funds to the Company and to provide interim funding for the acquisition of hotel properties by the Company.

     The loans are secured by first priority deeds of trust or mortgages on 19 hotel properties located in Nebraska, Iowa, Kansas, Missouri, Arkansas and Wisconsin. The loans are also secured by the tangible and intangible personal property located at, or used exclusively in connection with, the hotels, including inventory, equipment, fixtures, accounts and general intangibles.

     The Agreement contains customary affirmative and negative covenants with which the Company must comply, including reporting requirements, maintaining a deposit relationship with the Lender, making capital expenditures, meeting certain financial ratios, restrictions on granting liens, restrictions on guaranties, restrictions on certain transactions and restrictions on paying dividends. The Agreement also contains customary events of default, including payment defaults, breaches of covenants, cross defaults with certain other indebtedness and insolvency / bankruptcy events.

     This description of the Agreement is qualified in its entirety by the Agreement, attached to this report as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

         On January 18, 2005, the Company terminated its revolving credit facility and term loan with U.S. Bank. The loan agreements for those facilities were previously filed as Exhibit 10.28 and Exhibit 10.27, respectively, to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information provided in Item 1.01 of this report is incorporated herein by reference.



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Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits.

10.1 Loan Agreement dated January 13, 2005 by and between Humphrey Hospitality Trust, Inc. and Great Western Bank.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Humphrey Hospitality Trust, Inc.


Date:  January 18, 2005             By:  /s/ Donavon A. Heimes
                                       ---------------------------------------
                                       Name:  Donavon A. Heimes
                                       Title: Chief Financial Officer, Treasurer
                                              and Secretary


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                                  Exhibit Index

Exhibit               Description                                 Page. No.

10.1    Loan Agreement dated January 13, 2005 by and between
        Humphrey Hospitality Trust, Inc. and Great Western Bank.........